June 26, 2009

Lateral Media, Inc.
2121 Avenue of the Stars
Suite 2550
Los Angeles, CA 90067
Attention: President

Re:           Conversion of Outstanding Indebtedness

Ladies and Gentlemen:

The undersigned (the “Lender”) has made advances to Lateral Media, Inc. (the “Company”), pursuant to that certain letter agreement, dated as of July 11, 2007, as subsequently amended on November 15, 2007, April 18, 2008, August 1, 2008, April 30, 2009 and June 11, 2009 (the “Loan Agreement”), pursuant to which the Lender agreed to provide a loan to the Company in the principal amount of up to $1,250,000, plus any accrued interest thereon (the “Loan”).  As of the date hereof, the principal balance of the Loan is $1,200,000, and the accrued and unpaid interest outstanding under the Loan is $ $30,507, for an aggregate balance of $1,230,507 (the “Current Outstanding Debt”).  The Lender and the Company now wish to satisfy $350,000 of the Current Outstanding Debt by means of delivery to the Lender of a 7% Convertible Promissory Note in the aggregate amount of $350,000 (the “Note”) and a Warrant to purchase 350,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at an exercise price of $0.01 per share (the “Warrant”) and to provide that the Lender may elect to satisfy any and all amounts outstanding under the Loan Agreement at any time, and from time to time with prior written notice to the Company, by delivery by the Company of a 7% convertible promissory note and a warrant to purchase shares of Common Stock in satisfaction of such amounts to be so converted, on the terms and conditions set forth below.

1.           Conversion.  The parties hereby acknowledge and agree that, notwithstanding the terms of the Loan Agreement, $350,000 of the Current Outstanding Debt is hereby satisfied in full by delivery to Lender of the Note and the Warrant.  The parties further acknowledge and agree that, upon prior written notice to the Company, the Lender may elect at any time, and from time to time until the consummation of a Qualified Financing (as defined in the Note), to convert any and all amounts outstanding under the Loan Agreement into a 7% convertible promissory note and a warrant to purchase that number of shares of Common Stock equal to one share of Common Stock for every $1.00 that is being so converted, on the same terms and conditions as the Note and Warrant.   Notwithstanding the foregoing, the Lender may still loan the Company up to a principal amount of $1,250,000 at any time and from time to time prior to the Company’s consummation of a Next Financing (as defined in the Loan Agreement), in accordance with the Loan Agreement.  As soon as practicable hereafter, the Company agrees to execute and deliver to the Lender a Note in the aggregate principal amount of and Warrant (the “Securities”).

2.           Investment Intent. The Lender represents and warrants to the Company that such Lender (i) is acquiring the Securities for such Lender’s own account for the purpose of investment, and (ii) is not acquiring the Securities with a view to, or for resale in connection with, a distribution, nor with any present intention of distributing or selling the Securities and understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state.  The Lender understands that until the Securities have been registered under the Securities Act and applicable state securities laws, each instrument or certificate representing the Securities and the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant, shall bear a legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS EITHER A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

3.           Accredited Investor.  The Lender represents and warrants to the Company that such Lender is an “accredited investor” as such term is defined in Regulation D under the Securities Act.

4.           Power of Lender.  The Lender represents and warrants to the Company that it has the right and power to execute, deliver and perform its obligations hereunder.

5.           Power of Company.  The Company represents and warrants to the Lender that (i) it has the right and power under its charter and bylaws to execute, deliver and perform its obligations hereunder; (ii) this letter agreement has been duly authorized by all necessary corporate action, and (iii) the officer executing and delivering this letter agreement has the requisite right, power, capacity and authority to do so on behalf of the Company.

7.           Governing Law.  This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware governing contracts to be made and performed therein without giving effect to principles of conflicts of law.

8.           Counterparts.  This letter agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

9.           Further Assurances.  The Lender will execute and deliver to the Company any writings and do all things necessary or reasonably requested by the Company to carry into effect the provisions and intent of this letter agreement.

IN WITNESS WHEREOF, the undersigned have executed this letter agreement as of the date set forth above.

LENDER:

Trinad Capital Master Fund, Ltd.

By:	/s/ Jay Wolf
Name:	Jay Wolf
Title:	Managing Director of Trinad Management, LLC, the Manager of Trinad Capital Master Fund Ltd.

Accepted and Agreed:

THE COMPANY

Lateral Media, Inc.

By:	/s/ Charles Bentz
Name:	Charles Bentz
Title:	Chief Financial Officer